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                                                                     Exhibit 12

Earnings to Fixed Charges Ratio

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
                                                                                     3/31/98   3/31/97    1997      1996       1995
Earnings:
Income before income taxes (a)                                                       105,972    68,520   305,453   248,480   197,731
Fixed charges                                                                         97,418    83,676   351,279   299,122   253,446
Earnings, for computation purposes                                                   203,390   152,196   656,732   547,602   451,177

Fixed Charges:
   Interest                                                                           93,220    80,397   334,847   294,999   249,396
   Amortization of debt discount
   Rent representative of interest                                                     2,318     2,051     9,430     4,123     4,050
   Preferred stock dividends                                                           1,880     1,228     7,002
        Total fixed charges (b)                                                       97,418    83,676   351,279   299,122   253,446

   Less: Interest on deposits                                                         14,138    10,437    41,932    56,272    49,547
        Total fixed charges excluding interest on deposits (c)                        83,280    73,239   309,347   242,850   203,899

        Total fixed charges excluding preferred stock dividends (d)                   95,538    82,448   344,277   299,122   253,446

        Total fixed charges excluding interest on deposits
        and  preferred stock dividends (e)                                            81,400    72,011   302,345   242,850   203,899

   Earnings to fixed charges [(a)+(b)]/(b)                                              2.09      1.82      1.87      1.83      1.78
   Earnings to fixed charges excluding deposits [(a)+(c)]/(c)                           2.27      1.94      1.99      2.02      1.97
   Earnings to fixed charges excluding preferred stock dividends [(a)+(d)]/(d)          2.11      1.83      1.89      1.83      1.78
   Earnings to fixed charges excluding deposits and preferred stock dividends
    [(a)+(e)]/(e)                                                                       2.30      1.95      2.01      2.02      1.97


                                                                                      1994     1993       1992      1991
Earnings:
Income before income taxes (a)                                                      146,827   170,854    48,864    53,482
Fixed charges                                                                        94,816    69,511    30,938    43,739
Earnings, for computation purposes                                                  241,643   240,365    79,802    97,221

Fixed Charges:
   Interest                                                                          93,695    67,994    29,888    41,797
   Amortization of debt discount
   Rent representative of interest                                                    1,121     1,517     1,050     1,942
   Preferred stock dividends
        Total fixed charges (b)                                                      94,816    69,511    30,938    43,739

   Less: Interest on deposits                                                         2,364      --        --        --
        Total fixed charges excluding interest on deposits (c)                       92,452    69,511    30,938    43,739

        Total fixed charges excluding preferred stock dividends (d)                  94,816    69,511    30,938    43,739

        Total fixed charges excluding interest on deposits
        and  preferred stock dividends (e)                                           92,452    69,511    30,938    43,739

   Earnings to fixed charges [(a)+(b)]/(b)                                             2.55      3.46      2.58      2.22
   Earnings to fixed charges excluding deposits [(a)+(c)]/(c)                          2.59      3.46      2.58      2.22
   Earnings to fixed charges excluding preferred stock dividends [(a)+(d)]/(d)         2.55      3.46      2.58      2.22
   Earnings to fixed charges excluding deposits and preferred stock dividends
    [(a)+(e)]/(e)                                                                      2.59      3.46      2.58      2.22
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